SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):

March 22, 2006

Bio-One Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31889	65-0815746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

798 Executive Drive, Suite B, Oviedo, Florida	32765
(Address of principal executive offices)	(Zip code)

(407) 977-1005
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On March 22, 2006, Bio-One Corporation (the “Company”), a Nevada corporation and on behalf of itself and as agent for Cornell Capital Partners, LP (“Cornell”), a New Jersey limited partnership, entered into that certain Agreement With Respect To Obligations In Lieu of Foreclosure (the “Agreement”) with CSI Business Finance, Inc., a Florida corporation (“CSI”, and together with the Company, the “Parties”). This Agreement supersedes, integrates, and cancels any and all prior agreements by and between the Parties as to the subject matter in the Agreement, including, but not limited to, that certain Agreement With Respect to Obligations, dated March 10, 2006, attached as Exhibit 10.1 to CSI’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on March 17, 2006.

Prior to entering into the Agreement, the Company defaulted under (a) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated March 29, 2004, with Cornell, (b) that certain promissory note, dated October 21, 2004, in the original principal amount of $200,000 issued to Cornell (“Note One”), (c) that certain promissory note, dated November 18, 2004, in the original principal amount of $300,000 issued to Cornell (“Note Two”), (d) that certain secured debenture, dated March 26, 2004, in the original principal amount of $15,000,000 issued to Cornell pursuant to the Purchase Agreement (the “Debenture”) and (e) that certain amended and restated unsecured promissory note, dated as of September 9, 2005, in the principal amount of $600,000 issued to CSI (the “CSI Note”, and together with the Purchase Agreement, Note One, Note Two and the Debenture, the “Debt Instruments”). Note One, Note Two and $8,500,000 of the amounts outstanding under the Debenture (the “CSI Portion”), along with the rights of Cornell under the Purchase Agreement relating to the CSI Portion have been transferred and assigned by Cornell to CSI.

Pursuant to the Agreement, a copy of which is attached hereto as Exhibit 10.1, the Company duly transferred and assigned to CSI (i) all of the Class A common shares (the “INII Stock”) of the Company’s subsidiary, Interactive Nutrition International, Inc., an Ontario, Canada corporation (“INII”), (ii) the proceeds from the liquidation of the Company’s fifty-one percent (51%) interest in Weifang Shengtai Pharmaceuticals Co., Ltd., a company organized under the laws of the People’s Republic of China (the “WSP Interest”) and (iii) all amounts owed by INII to the Company together with certain Claims, as such term is defined in that certain Assignment of Claims, dated March 22, 2006 by and between the Parties and attached hereto as Exhibit 10.2) in favor of the Company in connection with the acquisition of INII by the Company, in exchange for (A) the forgiveness by CSI and Cornell of all of the Company’s obligations under the Debt Instruments and (B) the payment by CSI, in its own capacity and as agent for Cornell, to the Company of a sum equal to Fifteen Thousand Dollars ($15,000) to cover certain expenses incurred by the Company. The obligations of the Company to Cornell had been secured by (a) the INII Stock pursuant to that certain Pledge Agreement, dated April 2005, by and between the Company and Cornell and (b) the WSP Interest pursuant to that certain Security Agreement, dated April 1, 2004, by and between the Company and Cornell.

Item 9.01. Financial Statements And Exhibits

(a)     Not Applicable

(b)      Not Applicable

(c)     Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Agreement With Respect To Obligations, dated March 10, 2006, by and between Bio-One Corporation and CSI Business Finance, Inc., on behalf of itself and as agent for Cornell Capital Partners, LP	Provided herewith
Exhibit 10.2	Assignment of Claims, dated March 22, 2006, by and between Bio-One Corporation and CSI Business Finance, Inc.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-ONE CORPORATION

Date: March 28, 2006	By:	/s/Robert J. Ramsey
Name: Robert J. Ramsey
Its: Chief Restructuring Officer